UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2026
Date of Report (Date of earliest event reported)
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Krispy Kreme, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2116 Hawkins Street, Suite 101, Charlotte, North Carolina 28203
(Address of principal executive offices)

(800) 457-4779
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2026, the Board of Directors of Krispy Kreme, Inc. (the “Company”) approved an amendment to the Company’s employment agreement with its Chief Executive Officer, Joshua Charlesworth, to provide for (i) an increased annual cash target bonus opportunity from one hundred percent (100%) to one hundred fifty percent (150%) of his base salary effective November 1, 2026, and (ii) an increase to the amount of the annual grant of restricted stock units from $1,000,000 to $2,500,000 effective beginning at the time of the annual grant in 2027.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME, INC.

Dated: November 5, 2026

By:    /s/ Atiba Adams

Name:	Atiba Adams
Title:	Chief Legal Officer and Corporate Secretary